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                                                               EXHIBIT 2.3

                                AMENDMENT

                                    TO

                    ASSET PURCHASE AND LEASE AGREEMENT

  This AMENDMENT TO ASSET PURCHASE AND LEASE AGREEMENT (the "Amendment") is made and entered into effective July 15, 1996, by and between (a) SANIFILL, INC., a Delaware corporation ("Parent"), CAMPBELL WELLS, LTD., a Delaware limited partnership (the "Company"), and NOW DISPOSAL HOLDING CO., a Delaware corporation ("Holdco") (Parent, the Company and Holdco being sometimes collectively referred to herein as "Sellers"), and (b) NEWPARK RESOURCES, INC., a Delaware corporation ("Buyer" or "Newpark"), with reference to the following facts:

  A. On June 5, 1996, Sellers and Buyer entered into an agreement (the "Agreement") captioned "ASSET PURCHASE AND LEASE AGREEMENT." Terms used in this Amendment that are defined in the Agreement shall have the same meanings herein as in the Agreement.

  B. The parties desire to agree that, if all other conditions precedent to their obligations have been satisfied, the Closing will occur concurrently with the satisfaction of the condition set forth in Paragraph 10.8 of the Agreement.

  NOW THEREFORE, the parties hereby agree as follows:

  1. Paragraph 12 of the Agreement is hereby amended to read in its entirety as follows:

    "12. Closing.

       The closing ("Closing") of the transactions contemplated by this Agreement shall take place concurrently with the satisfaction of the condition set forth in Paragraph 10.8 or, if later, on the business day following the satisfaction or waiver of all of the other conditions precedent to the parties' obligations hereunder. The Closing shall take place at a location to be determined by mutual agreement. The term "Closing Date" herein shall mean the date of the Closing."

  2. Except as hereby amended, the Agreement is and shall remain in full force and effect in accordance with its terms.

  IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first set forth above.

                        (Signatures on next page)
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                                          SANIFILL, INC. ("Parent")

                                          By __________________________________

                                          CAMPBELL, WELLS, LTD. (the
                                           "Company")

                                          By SANIFILL GP HOLDING CO., INC.,
                                          its General Partner

                                          By __________________________________

                                          NOW DISPOSAL HOLDING CO. ("Holdco")

                                          By __________________________________

                                          NEWPARK RESOURCES, INC. ("Buyer")

                                          By __________________________________
                                            James D. Cole, President

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